NEWS RELEASE

Seventh Circuit Rules in Favor of NCR in Fox River Appeals

Duluth, Ga., September 26, 2014 – Yesterday, the Seventh Circuit Court of Appeals overturned summary judgment rulings from 2009 and 2011 in the Whiting contribution lawsuit that had held NCR 100 percent liable for certain Fox River cleanup costs. The court also vacated the declaratory judgment finding NCR jointly and severally liable in the U.S. Government's enforcement action and remanded the case for further consideration of NCR’s divisibility defense. In addition, the court vacated the permanent injunction that had been entered against NCR ordering it to remediate the Fox River. Finally, the Seventh Circuit also upheld the ruling in NCR’s favor finding that NCR does not have so-called “arranger liability” at the Fox River.

NCR is pleased with the Seventh Circuit’s rulings. NCR took a leadership position in cleaning up the Fox River, and believes that it has already done more than its fair share of the work. NCR has consistently advocated that a reasonable remediation project shared in by all responsible parties should be the goal of the regulatory authorities. It is now time for others to participate in the cleanup and to reimburse NCR for costs paid in excess of its divisible share. NCR intends to vigorously pursue these goals.

NCR is still analyzing the impact of these rulings. NCR expects a favorable impact to NCR’s Fox River reserve, which was $95 million as of June 30, 2014, and is also examining the impact on free cash flow.

About NCR Corporation
NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables more than 485 million transactions daily across retail, financial, travel, hospitality, telecom and technology, and small business. NCR solutions run the everyday transactions that make your life easier.
NCR is headquartered in Duluth, Georgia with approximately 29,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. The company encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.

Web site: www.ncr.com, www.ncrsilver.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: www.linkedin.com/company/ncr-corporation
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Investor Contact    Media Contact
Tracy H. Krumme    Kevin Ruane
NCR Corporation    NCR Corporation
212.589.8569    212.589.8553
tracy.krumme@ncr.com    kevin.ruane@ncr.com

Note to Investors - This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “ “expect,” “believe,” “intend, and “pursue” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could”. They include statements about NCR's expectations with respect to potential outcomes in pending environmental litigation and the related impact on NCR’s reserves and free cash flow. Forward-looking statements are based on management's current beliefs, expectations and assumptions, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR's control.

Forward-looking statements are not guarantees of future performance, and there are a number of factors, risks and uncertainties that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. Factors that may cause future results to differ include actions taken by the other parties, the regulators and the courts in response to the Seventh Circuit decisions announced yesterday, other matters relating to environmental exposures from our historical and ongoing manufacturing activities and other factors detailed in the Company's 2013 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 27, 2014. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.